February 6, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Ironclad Performance Wear Corporation’s statements included under Item 4.01 of its Form 8-K filed on February 7, 2008, and we agree with such statements concerning our firm.

Sincerely,

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP